NEWS RELEASE

FORWARD AIR CORPORATION ANNOUNCES
AGREEMENT TO ACQUIRE BLACK HAWK FREIGHT SERVICES, INC.

GREENEVILLE, Tenn.—(BUSINESS WIRE)—November 26, 2007—Forward Air Corporation (NASDAQ:FWRD), today announced that its wholly-owned subsidiary, Forward Air, Inc., has entered into an agreement to acquire certain assets of Black Hawk Freight Services, Inc. (Black Hawk). Black Hawk is a privately held provider of transportation services headquartered in Milan, Illinois that generated approximately $30 million in revenue during the year ended Dec. 31, 2006. The transaction is scheduled to close on or about December 3, 2007 and is subject to the receipt of applicable consents and satisfaction of other customary closing conditions.

Commenting on the acquisition, Bruce A. Campbell, Chairman, President and CEO, said, “We are very excited to be acquiring the assets of a company of Black Hawk’s stature and reputation in our industry. Our respective operations are a good fit on many levels and further advance our “Completing the Model Initiatives”. Their well-run cartage operation will support our Forward Air Complete™ initiative and their pool distribution operations will add to the geographic footprint of our pool distribution provider, Forward Air Solutions. Moreover, their exclusive use vehicles (“EUV”), hotshot, customs services and airport to airport services nicely compliment our existing airport to airport network.  In most acquisitions, a lot of time is spent worrying about the operational redundancies the acquired operation will bring. That hasn’t been the case with Black Hawk. We believe this acquisition will allow us to provide more service options for our existing customers, as well as, greatly expanding and improving the service offerings for Black Hawk’s customers.”

Commenting on the acquisition on behalf of Black Hawk, Jim Bellig, President, said:  “Forward Air is one of the most highly regarded companies in our industry. We are extremely pleased we will be in a position to provide our customers with more service offerings over a much greater geographic area. We look forward to joining the Forward Air team.”

About Forward Air

Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada.  The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

About Black Hawk

Black Hawk is a highly-respected, well-established transportation service provider with a national network of company-owned and agent stations.  Black Hawk provides expedited line haul, local cartage, exclusive use vehicles (“EUV”), hot shots, customs services, and pool distribution services through its established national network.  Their website can be found at www.blackhawkfreight.com.

IMPORTANT INFORMATION
This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com